Exhibit 23(d)2(13)a

                First Amendment to Subadvisory Agreement between
                        Phoenix Investment Counsel, Inc.
                                      and
                Kayne Anderson Rudnick Investment Management, LLC
                                 dated 10/23/03



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                                FIRST AMENDMENT
                            TO SUBADVISORY AGREEMENT

     THIS AMENDMENT made as of the 23rd day of October, 2003 amends that certain Subadvisory Agreement dated as of August 9, 2002 (the "Agreement") by and between Phoenix Investment Counsel, Inc. (the "Advisor) and Kayne Anderson Rudnick Investment Management, LLC (the "Subadvisor), regarding the management of the Phoenix-Kayne Large Cap Core Series and Phoenix-Kayne Small-Cap Quality Value Series (the "Series") of The Phoenix Edge Series Fund (the "Fund") as follows:

1. Any and all references to the Phoenix-Kayne Large Cap Core Series shall hereafter refer to the Phoenix-Kayne Rising Dividends Series.

2. Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Subadvisor which date is set forth above the Subadvisor's name on the signature page hereof.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives.

                        PHOENIX INVESTMENT COUNSEL, INC.


                        By: /s/ Robert S. Driessen
                           -----------------------------------------
                        Name: Robert S. Driessen
                        Title: Vice President

                        KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC


                        By: /s/ Ralph S. Walter
                           ----------------------------------------
                        Name: Ralph S. Walter
                        Title: Chief Operating Officer